Exhibit 10.13

EMPLOYEE STOCK OPTION AWARD
granted under the
LPL Financial Holdings Inc.
2010 OMNIBUS EQUITY INCENTIVE PLAN

This agreement (the “Agreement”) evidences the grant of an award by LPL Financial Holdings Inc., a Delaware corporation (the “Company”), to [●] (the “Optionee”) pursuant to the Company’s Amended and Restated 2010 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”). For purposes of this Agreement, the “Grant Date” shall mean [●], 20[●].

1.
Grant of Options. The Company hereby grants on the Grant Date to the Optionee an option to purchase, in whole or in part, on the terms provided herein and in the Plan, [●] shares of Stock (the “Shares”), at an exercise price of [$●] per Share (the “Options”).

The Options evidenced by this Agreement are intended to be, and are hereby designated nonstatutory options, that is, options that do not qualify as incentive stock options under Section 422.

2.	Vesting.

(a)	Time-Based Vesting. During the Optionee’s Employment, the Options shall vest and become exercisable with respect to:

(i)	[●] Shares on and after [●];

(ii)	an additional [●] Shares on and after [●]; and

(iii)	an additional [●] Shares on and after [●].

(b)
Termination of Employment. Automatically and immediately upon the cessation of the Optionee’s Employment, all outstanding and unvested Options shall cease to be exercisable and will terminate, except that upon a termination of Employment due to the Optionee’s death or Disability or upon the Optionee’s Retirement any and all unvested Options will vest and become fully exercisable.

(c)
Competitive Activity During Employment. Automatically and immediately in the event the Board determines that the Optionee was not in compliance with any non-competition, non-solicitation, non-disclosure, or confidentiality agreement with the Company or its Affiliates, or, if not subject to such agreement, engaged in Competitive Activity, all outstanding Options, both vested and unvested, shall cease to be exercisable and will terminate.

Notwithstanding the foregoing (but subject to any contrary provision of this Agreement or any other written agreement between the Company and the Optionee or any employee benefit plan or program sponsored by the Company and in which the Optionee participates, in each case with respect to vesting and termination of Options granted under the Plan and Shares deliverable upon exercise of such Options), no Options shall vest or shall become eligible to vest on any date specified above unless the Optionee is then, and since the Grant Date has continuously been, employed by or providing services to the Company or its Affiliates in a manner that satisfies eligibility and participation criteria described in the Plan.

3.
Exercise of Options. Each election to exercise the Options shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the person or persons to whom the Options are transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. The latest date on which the Options may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement. Notwithstanding the foregoing, the following rules will apply if an Optionee’s Employment ceases in all circumstances: automatically and immediately upon the cessation of Employment, the Options, to the extent not earlier terminated (whether pursuant to Section 2(c) or otherwise), will cease to be exercisable and will terminate, except that:

(a)
any portion of the Options held by the Optionee or the Optionee’s permitted transferees, if any, on the date of the Optionee’s termination of Employment by reason other than death, Disability, Retirement or for Cause, to the extent then vested and exercisable, will remain exercisable for the shorter of (i) a period of 90 days or (ii) the period ending on the Final Exercise Date, and will thereupon terminate;

(b)
any portion of the Options held by the Optionee or the Optionee’s permitted transferees, if any, on the date of the Optionee’s termination of Employment by reason of death or Disability, to the extent then vested and exercisable (for the avoidance of doubt, after giving effect to any accelerated vesting upon a termination by reason of death or Disability pursuant to Section 2(b)), will remain exercisable for the shorter of (i) the one year period ending with the first anniversary of the Optionee’s death or Disability, as the case may be, or (ii) the period ending on the Final Exercise Date, and will thereupon terminate;

(c)
any portion of the Options held by the Optionee or the Optionee’s permitted transferees, if any, on the date of the Optionee’s Retirement, to the extent then vested and exercisable (for the avoidance of doubt, after giving effect to any accelerated vesting upon Retirement pursuant to Section 2(b)) will remain exercisable for the lesser of (i) the two-year period ending with the second anniversary of the Optionee’s Retirement or (ii) the period ending on the Final Exercise Date, and will thereupon terminate; provided that the Options will terminate immediately in the event the Board determines that the Optionee is not in compliance with any non-competition, non-solicitation, non-disclosure, or confidentiality agreement with the Company or its Affiliates, or, if not subject to such agreement, has engaged in Competitive Activity; and

(d)
any portion of the Options held by the Optionee or the Optionee’s permitted transferees, if any, immediately prior to the cessation of the Optionee’s Employment will immediately terminate upon such cessation if such cessation of Employment has resulted in connection with an act or failure to act constituting Cause, as determined by the Administrator in its sole discretion.

4.
Covered Transaction. In the event of a Covered Transaction, the Administrator may require that any amounts delivered, exchanged, or otherwise paid in respect of outstanding and then unvested Options be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

5.
Withholding. No Shares will be transferred pursuant to the exercise of the Options unless and until the person exercising the Options shall have remitted to the Company in cash or by check an amount sufficient to satisfy any federal, state, or local withholding tax requirements or tax payments, or shall have made other arrangements satisfactory to the Administrator with respect to such taxes. The Administrator may, in its sole discretion, hold back Shares from an award or permit an Optionee to tender previously owned shares of Stock in satisfaction of tax withholding or tax payment requirements (but not in excess of the applicable minimum statutory withholding rate).

6.
Nontransferability. Neither the Options nor any rights with respect to this Agreement may be sold, assigned, transferred (other than by will or the applicable laws of descent and distribution), pledged or otherwise encumbered, except as the Administrator may otherwise determine.

7.
Effect on Employment Rights. Neither the grant of the Options, nor the issuance of Shares upon exercise of the Options, shall confer upon the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates and shall not affect in any way the right of the Company or any of its Affiliates to terminate the Optionee’s Employment at any time.

8.
Governing Law. This Agreement shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.
Repurchase by Company; Forfeiture; Recovery of Compensation. If the Optionee’s Employment is terminated by reason of Cause, in the event the Board determines that the Optionee is not in compliance with any non-competition, non-solicitation, non-disclosure, or confidentiality agreement with the Company or its Affiliates, or in the event the Board determines that the Optionee has engaged in Competitive Activity during Employment or the one-year period following termination of the Optionee’s Employment, the Company may repurchase from the Optionee the Shares received by the Optionee upon exercise of the Options and then held by the Optionee for a purchase price equal to the lower of fair market value or the aggregate exercise price of the Options. If the Optionee no longer holds the Shares, the Board may require that the Optionee remit or deliver to the Company (1) the amount of any gain realized upon the sale of any Shares received pursuant to the Options, (2) any consideration received upon the exchange of any Shares received pursuant to the Options (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange) and (3) to the extent that the Shares were transferred by gift or without consideration, the value of the Shares determined at the time of gift or transfer.

By accepting, or being deemed to have accepted, the Options, the Optionee expressly acknowledges and agrees that his or her rights (and those of any transferee of the Options), under the Options, including the right to any Stock acquired under the Options or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 10 of this Agreement.

10.
Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of the Options has been furnished or made available to the Optionee. By accepting, or being deemed to have accepted, all or any part of the Options, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.

11.
Definitions. The initially capitalized terms shall have the meanings set forth herein; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and, as used herein, the following term shall have the meaning set forth below:

“Disability” means a physical or mental incapacity or disability of the Optionee that renders the Optionee unable to substantially perform all of his or her duties and responsibilities to the Company and its Affiliates (with or without any reasonable accommodation) (i) for 120 days in any 12-month period or (ii) for a period of 90 successive days in any 12-month period. If any question arises as to whether the Optionee has a Disability, then at the request of the Administrator the Optionee shall submit to a medical examination by a qualified third-party health care provider selected by the Administrator to whom the Optionee or his or her duly appointed guardian, if any, has no reasonable objection to determine whether the Optionee has a Disability and such determination shall be conclusive of the issue for the purposes of this Agreement. If such question shall arise and the Optionee shall fail to submit to such medical examination, the Administrator’s determination of the issue shall be conclusive of the issue for the purposes of this Agreement.

12.	General. For purposes of this Agreement and any determinations to be made by the Administrator, the determinations of the Administrator shall be binding upon the Optionee and any transferee.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

LPL FINANCIAL HOLDINGS INC.

By:___________________________
Name:
Title:
Dated:

Acknowledged and Agreed:

By_______________________
[Optionee’s Name]